UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2006

Date of Report (Date of earliest event reported)

Heartland Oil and Gas Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-32669	91-1918326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 1480

Denver, CO 80202

(Address of principal executive offices)

(303) 405-8450

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.	Unregistered Sales of Equity Securities.

Item 3.03.	Material Modification to Rights of Security Holders.

Item 8.01.	Other Events.

On September 29, 2006, Heartland Oil and Gas Corp. completed (i) a bridge financing of an aggregated of $300,000 (the “Bridge Amount”) from SDS Capital Group, Ltd. and Baystar Capital II, L.P. (collectively, the “Payees”) and (ii) the repurchase of all outstanding Series B Preferred Stock with a principal amount of $6,000,000 (the “Series B Amount” and collectively with the Bridge Amount, the “Note Principal Amount”) from the Payees in consideration for convertible senior secured promissory notes (the “Notes”). The Notes mature on the earlier of March 28, 2007 or the date of any subsequent financing in which Heartland issues equity securities or other securities that could result in the issuance of equity securities (the “Maturity Date”), have no interest rate and reflect the full Note Principal Amount. The Notes are secured by all the assets of Heartland, except that the Payees have agreed to release security interests in assets located in the following Kansas counties in the event of a sale of those assets: Atchison, Brown, Doniphan, Jackson, Jefferson, Leavenworth, Nemaha and Pottawatomie. Heartland may prepay the Note Principal Amount in full and in cash at any time prior to the Maturity Date.

Except in the case of a Qualified Financing, the Notes are convertible into Common Stock of Heartland on the Maturity Date. At the Maturity Date, the Payees have the option to convert the Note Principal Amount into Heartland Common Stock at a conversion price of $0.04 per share. In a Qualified Financing, the Payees may convert approximately 81% of the Note Principal Amount into the additional securities issued in the Qualified Financing on the same price and terms as the other investors in the Qualified Financing with the remaining balance of the Note Principle Amount being cancelled; provided, however, that if the Payees do not invest an aggregate amount of at least $2,000,000 in the Qualified Financing, then the Payees shall not have the right to convert the Note Principal Amount into the Qualified Financing. In this event, the Bridge Amount shall be converted into the securities issued in the Qualified Financing on the same price and terms as the other investors in the Qualified Financing and the Series B Amount shall automatically be converted into a new preferred stock of Heartland having substantially similar terms as Heartland’s Series B Preferred Stock, except that the rights contained in Article XIII of the Heartland’s Certificate of Designation, Preferences and Rights relating to the Series B Preferred Stock (the “Certificate”) shall be deleted. A Qualified Financing is defined in the Notes as the issuance of new securities by Heartland with an aggregated purchase price of at least $15,000,000.

In addition, pursuant to the Notes, the Payees agreed to forbear collection of any liquidated damages or other amounts owed by Heartland under the Registration Rights Agreement dated October 1, 2004, if any, and to waive payment of any such amounts if Heartland completes a Qualified Financing, regardless of whether the Payees participate in the Qualified Financing. Also, the Payees waived their right to declare a Redemption Event under the Certificate, if any, through September 29, 2006.

The Notes contain customary negative covenants, including a covenant on Heartland not to incur additional indebtedness, and the Notes contain customary events of default.

In issuing the Notes and underlying Common Stock to the Payees, Heartland relied on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Form of Convertible Senior Secured Promissory Note for the Payees dated September 29, 2006.

99.2	Form of Security Agreement between the Payees and Heartland Oil & Gas Corp. dated September 29, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on as its behalf by the undersigned hereunto duly authorized.

Heartland Oil and Gas Corp.
(registrant)

Date	October 3, 2006	By	/s/ Philip S. Winner
Philip S. Winner
Chief Executive Officer

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